SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
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                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): August 12, 1998
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                    LifeStyle Furnishings International Ltd.
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             (Exact Name of Registrant as Specified in its Charter)


                                                              43-1724507
           Delaware                   333-11905               56-1977928
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 (State or Other Jurisdiction      (Commission File         (IRS Employer
      of Incorporation)                Number)           Identification No.)


                              4000 Lifestyle Court
                        High Point, North Carolina 27265
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               (Address of Principal Executive Offices)(Zip Code)


        Registrant's telephone number, including area code 336-878-7000
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


Item 5. Other Events.

LifeStyle Furnishings International Ltd. (the "Registrant") issued a press release on August 12, 1998. The relevant portion of the text of that release was as follows:

                       LifeStyle Furnishings International
     Announces Cash Tender Offer and Solicitation of Consents with Respect to its Outstanding Public Debt

               High Point, North Carolina; August 12, 1998 -- LifeStyle Furnishings International Ltd. ("LFI") announced today a cash tender offer and consent solicitation relating to its $200 million aggregate principal amount outstanding of 10 7/8% Senior Subordinated Notes due 2006. In connection with the cash tender offer, LFI is also soliciting consents to adopt amendments to the indenture under which the securities were issued to eliminate substantially all covenants and restrictive provisions in order to enhance LFI's financial and operating flexibility.

               The purchase price to be paid for each 10 7/8% note tendered will be based upon a blended price, two-thirds of which will be based on a spread of 50 basis points over the yield of the 6 5/8% U.S. Treasury notes with a maturity date of July 31, 2001 and one-third of which will be based on the redemption price at which LFI could redeem the 10 7/8% notes upon completion of the previously announced initial public offering of common stock by LFI's parent company. A portion of the total consideration will consist of a consent payment equal to $25 per $1,000 principal amount of the securities purchased that will only be paid for tendered securities for which consents have been validly delivered and not validly revoked on or prior to August 25, 1998, unless extended. The cash tender offer will terminate on September 14, 1998, unless extended.

               The offer for the 10 7/8% notes is subject to certain conditions, including completion of the previously announced initial public offering, a requirement that LFI receive the valid consent of holders of at least a majority in aggregate principal amount of such securities and a requirement that at least a majority in aggregate principal amount of such securities have been validly tendered pursuant to the offer.

               For additional information, please contact the Merrill Lynch Liability Management Group, the Dealer Manager for the offer at (212) 449-4914 or D.F. King, the Information Agent, at (212) 628-8532.

               LifeStyle Furnishings International Ltd. is the largest manufacturer and marketer of home furnishings products in the U.S., with 1997 sales of approximately $2.0 billion. LifeStyle leadership brands include Beacon Hill[Registered], Bench Craft[Registered], Berkline[Registered], Drexel Heritage[Registered], Henredon[Registered], LaBarge[Registered],
Lexington[Registered], Maitland-Smith[Trademark], Robert
Allen[Trademark]/Ametex[Trademark], Sunbury[Trademark] and
Universal[Registered].


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LifeStyle Furnishings International Ltd.


Date: August 12, 1998                   By: /s/ Douglas C. Barnard
                                           ---------------------------
                                            Name:   Douglas C. Barnard
                                            Title:  Vice President, General
                                                    Counsel and Secretary